Exhibit 23.5

Consent of Independent Auditors

We hereby consent to the use in both this Registration Statement on Form S-4, Amendment No. 5, and this Registration Statement on Form S-1, Amendment No. 2 (No. 333-235313) of HighPeak Energy, Inc. of our report dated May 13, 2020, relating to the financial statements of HighPeak Energy II, LP as of December 31, 2019 and 2018, and the year ended December 31, 2019 and the period from inception (March 23, 2018) through December 31, 2018, and to the reference to our firm under the heading “Experts” herein.

/s/ WEAVER AND TIDWELL, L.L.P.

Fort Worth, Texas

August 3, 2020